Exhibit 99.1
MDU Resources President and CEO Goodin to Retire; Kivisto Named Successor

BISMARCK, N.D. — Aug. 17, 2023 — David L. Goodin, president and CEO of MDU Resources Group, Inc. (NYSE: MDU), announced today that he intends to retire on Jan. 5, after a 40-year career with the company. The board of directors unanimously selected Nicole A. Kivisto, currently president and CEO of MDU Resources’ electric and natural gas utility companies, to succeed Goodin as MDU Resources’ president and CEO effective Jan. 6. She will become a member of the board of directors at the same time.

“Dave has done an outstanding job leading MDU Resources through significant strategic initiatives, helping to grow subsidiary companies to a size and scale that can stand on their own as business entities while positioning the remaining corporation as a bigger, stronger regulated energy delivery business,” said Dennis W. Johnson, chair of the board.

“Through our succession planning process, it was clear to the board that Nicole has the strategic vision, shareholder focus, core values and regulated energy operations experience necessary to continue growing the company and enhancing shareholder value,” Johnson said.

Goodin began his career in 1983 as an electrical engineer with subsidiary Montana-Dakota Utilities Co. He served in various positions of increasing responsibility, becoming MDU Resources’ president and CEO in 2013.

“It has been my great honor to work for MDU Resources, alongside thousands of other employees who are providing essential products and services each day across the country. I am also looking forward to this next chapter in my life, knowing the company is in good hands,” Goodin said. “Nicole will do an excellent job as my successor. I am confident that her proven strategic leadership will serve MDU Resources well as it transitions to a pure-play regulated energy delivery business.”

Kivisto began her career with the company in 1995 and has held a number of positions of increasing responsibility, including previous roles as MDU Resources’ controller and chief accounting officer. She was named president and CEO of MDU Resources’ utilities, which include Cascade Natural Gas Corporation, Intermountain Gas Company and Montana-Dakota Utilities Co., in 2015.

Exhibit 99.1
“I am excited to transition to my new role and look forward to continuing to work with MDU Resources’ strong management team and our dedicated employees to safely provide energy and construction services to customers and communities across the country,” Kivisto said.

Kivisto is a native of Beulah, North Dakota. She has a degree in accounting from the University of Minnesota-Moorhead and is a graduate of the Carlson School of Management Minnesota Executive Program and the University of Idaho’s Utility Executive Course.

About MDU Resources
MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides essential products and services through its regulated energy delivery and construction services businesses. For more information about MDU Resources, visit www.mdu.com or contact the Investor Relations Department at investor@mduresources.com.

Forward-Looking Statement
The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements contained in this release, including statements by the chair of the board, president and CEO, and future president and CEO, are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. For a discussion of important factors that could cause actual results to differ materially from those expressed in the forward-looking statements, refer to Item 1A-Risk Factors in MDU Resources' most recent Form 10-K and 10-Q.

Media Contact: Laura Lueder, manager of communications and public relations, 701-530-1095
Investor Contact: Brent Miller, assistant treasurer, 701-530-1730